UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

RANI THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

Securities Purchase Agreement

On October 16, 2025, Rani Therapeutics Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), with (i) certain institutional and accredited investors (the “Institutional Investors”) and (ii) Mir Imran, a member of the Company’s Board of Directors (the “Affiliated Investor” and, together with the Institutional Investors, each, a “Purchaser” and, together, the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) (i) 42,633,337 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) warrants to purchase up to an aggregate of 125,000,004 shares of Class A Common Stock or pre-funded warrants (the “Common Warrants”) and (iii) pre-funded warrants to purchase up to an aggregate of 82,366,667 shares of Class A Common Stock (the “Pre-Funded Warrants”). Pursuant to the Purchase Agreement, the purchase price of the Shares to the Institutional Investors is $0.48 per share; and the Purchase Price of the Shares to the Affiliated Investor is $0.605 per share, which reflects the consolidated closing bid price of our Class A Common Stock on October 16, 2025, as reported on the Nasdaq Stock Market, plus $0.125 per Common Warrant. The purchase price of the Pre-Funded Warrants to the Purchasers is $0.4799 per Pre-Funded Warrant, which equals the purchase price per Share minus the $0.0001 exercise price per Pre-Funded Warrant.

The aggregate gross proceeds to the Company from the closing of the Private Placement (the “Closing”) are expected to be approximately $60.3 million, before deducting placement agent fees and other expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Common Warrants.

The Common Warrants will become exercisable following the effective date of stockholder approval and have a term of five years following the initial exercise date. The Common Warrants purchased by the Institutional Investors have an exercise price of $0.48 per share; and the Common Warrants purchased by the Affiliated Investor have an exercise price of $0.48 per share, which reflects the consolidated closing bid price of the Class A Common Stock on October 16, 2025, as reported on the Nasdaq Stock Market. The Pre-Funded Warrants are exercisable immediately following the Closing, have an unlimited term and an exercise price of $0.0001 per share. Pursuant to the Purchase Agreement, the Company also agreed to seek approval from its stockholders for the issuance of the shares issuable upon exercise of the Common Warrants within 75 days following the Closing date of the Private Placement.

H.C. Wainwright & Co., LLC (“Wainwright”) is acting as the lead placement agent in connection with the Private Placement and Maxim Group, LLC (“Maxim,” and collectively with Wainwright, the “Placement Agents”) is acting as co-placement agent in connection with the Private Placement. The Placement Agents are entitled to receive a combined cash fee equal to approximately 6.0% of the aggregate purchase price of the securities sold at the Closing, plus the reimbursement of certain expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The forms of Purchase Agreement, Common Warrant, and Pre-Funded Warrant are filed as Exhibits 10.1, 10.3, and 10.4, hereto, respectively. The foregoing descriptions of the terms of the Purchase Agreement, Common Warrants, and the Pre-Funded Warrants, are qualified in their entirety by reference to such exhibits.

Director Appointments

Pursuant to the Purchase Agreement, for so long as Samsara BioCapital and its affiliates (together, “Samsara”) and Anomaly Ventures, LLC and its affiliates (together, “Anomaly”) each beneficially own at least 25% of the securities issued to it at the Closing, each of Samsara and Anomaly shall have the right, subject to compliance with the applicable rules and regulations of The Nasdaq Stock Market, to designate one member of the Company’s Board of Directors.

Registration Rights Agreement

On October 16, 2025, we also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which we have agreed to file registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares to be issued in the Private Placement and the shares of Class A Common Stock underlying the Common Warrants and Pre-Funded Warrants no later than 15 days following the Closing date, and to use reasonable best efforts to have the registration statement declared effective 45 days after the Closing date, and in any event no later than 90 days following the Closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Loan Agreement

As previously disclosed, on August 8, 2022, Rani Therapeutics, LLC, an operating subsidiary of the Company (“Rani LLC”), entered into a Loan and Security Agreement and related Supplement (the “Loan Agreement”), by and among Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue”). The Loan Agreement provides for term loans (the “Loans”) in an aggregate principal amount up to $45.0 million.

On October 16, 2025, the Company, Rani LLC and Avenue entered into an amendment to the Loan Agreement (the “LSA Amendment”), effective as of September 30, 2025, pursuant to which Avenue agreed to convert $6.0 million of outstanding Loans into 12,500,000 Shares (or Pre-Funded Warrants in lieu thereof) in connection with the Private Placement and will receive Warrants to purchase up to 12,500,000 shares of Class A Common Stock (or Pre-Funded Warrants in lieu thereof), on the same terms as the Purchasers.

The description of the LSA Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the LSA Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Collaboration and License Agreement

On October 16, 2025, Rani LLC and Chugai Pharmaceutical Co., Ltd. (“Chugai”) entered into a Collaboration and License Agreement (the “Agreement”), effective as of October 14, 2025. Under the Agreement, Rani LLC and Chugai will collaborate to develop, manufacture, seek regulatory approvals for and, if approved, commercialize a product (the “Product”) combining Chugai’s antibody (the “Compound”), which is in development for hemophilia, and the RaniPill® HC oral delivery device (the “Device”) for use in humans.

Under the Agreement, Rani LLC will receive $10.0 million up front and is eligible to receive up to $18.0 million in technology transfer milestones, up to $57.0 million in development milestones, up to $100.0 million in a series of sales-based milestones, and single digit royalties on net sales.

In accordance with a development plan, the parties will share responsibility for the development of the Product worldwide, with Chugai leading and having sole responsibility for clinical, regulatory, and commercial activities. The parties will allocate preclinical, Chemistry Manufacturing and Controls, and manufacturing and supply activities between each other, with Chugai being primarily responsible for development of the Compound and Rani LLC being primarily responsible for development of the Device and Product.

Under the Agreement, Rani LLC granted Chugai an exclusive, worldwide right and license to certain intellectual property owned by Rani LLC to research, develop, register, manufacture, use, sell, offer to sell, import, export, commercialize, and market the Product. Chugai granted Rani LLC a non-exclusive, worldwide right and license to certain intellectual property owned by Chugai to manufacture and supply the Device and Product to Chugai and to perform its activities under the Agreement. Both parties have the right to sublicense subject to certain conditions.

In addition, Chugai has a one-time limited option to replace the Compound with a different compound subject to certain terms and conditions, a time-limited right of first refusal with respect to a select group of additional targets, and a time-limited option to extend its rights to up to five of the additional drug targets under similar deal terms as the Agreement.

The Agreement also contains customary termination rights, representations, warranties and covenants, and mutual indemnification provisions.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under subheading “Loan Agreement” above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Securities

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated October 16, 2025 by and between Rani Therapeutics Holdings, Inc. and the Purchasers

10.2	Form of Registration Rights Agreement, dated October 16, 2025, by and between Rani Therapeutics Holdings, Inc. and the Purchasers

10.3	Form of Warrant (October 2025)

10.4	Form of Pre-Funded Warrant (October 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	Rani Therapeutics Holdings, Inc.

	By:	/S/ SVAI SANFORD
	Name:	Svai Sanford
	Title:	Chief Financial Officer